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                                  EXHIBIT 21.1



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                         THE SPECTRANETICS CORPORATION
                                  SUBSIDIARIES


                        SPECTRANETICS INTERNATIONAL B.V.
                            Established January 1993
                           Incorporated June 1993 in
                          Nieuwegein, The Netherlands


                        POLYMICRO TECHNOLOGIES, INC.
                           California Corporation
                  Acquired in Merger Acquisition June 10, 1994